UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2006

IKON Office Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-5964	23-0334400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Valley Stream Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-408-7427

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2006, IKON Office Solutions, Inc. (the "Company") filed a current report on Form 8-K (the "Form 8-K") announcing, among other things, that the Company's shareholders approved the IKON Office Solutions, Inc. 2006 Omnibus Equity Compensation Plan (the "Omnibus Plan"), effective as of February 22, 2006. The Company disclosed in the Form 8-K that the equity awards made to Plan Participants pursuant to the Omnibus Plan will be made by the Company through the use of various forms of award agreements, which set forth additional terms applicable to the specific award. The Company also attached as exhibits to the Form 8-K, along with the Omnibus Plan, copies of the forms of award agreements to be used for awards made to directors pursuant to the Omnibus Plan. Copies of the forms of award agreements to be used for awards made to the Company's employees pursuant to the Omnibus Plan are filed as Exhibits 10.1 through 10.3 to this report.

Item 8.01 Other Events.

On April 27, 2006, the Company issued a press release announcing that it commenced a cash tender offer to purchase any and all of its 7.25% notes due 2008 (the "Notes") and, in connection with the tender offer, the Company is soliciting consents to effect certain proposed amendments to the indenture governing the Notes. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

The following exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K:

10.1 Form of U.S. Stock Unit Grant Agreement
10.2 Form of U.S. Nonqualified Stock Option Grant Agreement
10.3 Form of Performance Plan Incentive Unit Agreement
99.1 Press Release dated April 27, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKON Office Solutions, Inc.

May 1, 2006	By:	Robert F. Woods

Name: Robert F. Woods
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of U.S. Stock Unit Grant Agreement
10.2	Form of U.S. Nonqualified Stock Option Grant Agreement
10.3	Form of Performance Plan Incentive Unit Agreement
99.1	Press Release dated April 27, 2006